Exhibit 99.1

I hereby consent to the use of my name in the Amendment No. 2 to the Registration Statement on Form S-1, Registration No. 333-233775 of OpGen, Inc. and in the Prospectus under the caption “Risk Factors” and in the press release issued by OpGen, Inc. on September 4, 2019, and attached as Exhibit 99.1 to OpGen Inc.’s Current Report on Form 8-K, incorporated by reference into the Prospectus. I also consent to the filing of this Consent as an exhibit to the Registration Statement.

/s/ Oliver Schacht
Oliver Schacht, Ph.D.
October 17, 2019